EXHIBIT 4.4b

FIRST AMENDMENT TO
INTERCREDITOR AGREEMENT

This First Amendment to Intercreditor Agreement (the “First Amendment”) is made as of September 24, 2010, by and among BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent and collateral agent (together with its respective successors and assigns in such capacities, the “ABL Agent”) for the ABL Secured Parties and Z INVESTMENT HOLDINGS, LLC in its capacity as administrative agent (together with its successors and assigns in such capacities, the “Term Agent”) for the Term Secured Parties, in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the ABL Borrowers, the ABL Guarantors, and the ABL Agent, among others, have entered into an Amended and Restated Credit Agreement dated as of May 10, 2010 (the “Credit Agreement”); and

WHEREAS, the Term Borrower has entered into a Credit Agreement (the “Term Loan Agreement”) dated as of May 10, 2010 the lenders party thereto, and the Term Agent; and

WHEREAS, the ABL Agent and the Term Agent have entered into a certain Intercreditor Agreement dated as of May 10, 2010 (the “Intercreditor Agreement”); and

WHEREAS, the Term Borrower, the Term Agent and the Term Secured Parties have agreed to enter into an amendment to the Term Credit Agreement, which amendment would, unless consented to by the ABL Agent, violate the terms of the Intercreditor Agreement; and

WHEREAS, the ABL Agent and the Term Agent have agreed to amend certain provisions of the Intercreditor Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.             Definitions.   All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Intercreditor Agreement.

2.             Amendment to Section 5.  The provisions of Section 5.2(b) of the Intercreditor Agreement are hereby amended as follows:

a.             Clause (b) (iii) is hereby deleted in its entirety;

b.             Clause (b)(vi) is hereby amended by adding the following at the end thereof:

, other than principal payments required to be made under the First Amendment to the Term Credit Agreement dated September 24, 2010 in an amount not to exceed $12,500,000;

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3.             Consent to Amendment of Term Credit Agreement.  The ABL Agent and the ABL Secured Parties hereby consent to the amendment of the Term Credit Agreement in accordance with the provisions of Exhibit B hereto and waive any breach of the provisions of Section 5.2(b) or any other provision of the Intercreditor Agreement as a result thereof.

4.             Conditions to Effectiveness.  This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled:

a.             This First Amendment shall have been duly executed and delivered by the Borrowers, the ABL Guarantors, the Term Guarantors, the ABL Agent and the Term Agent.

b.             The amendment to the Term Credit Agreement in accordance with the provisions of Exhibit B hereto shall have been executed by the parties thereto and shall have become effective.

5.             Miscellaneous.

a.             Except as provided herein, all terms and conditions of the Intercreditor Agreement remain in full force and effect.

b.             This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page hereto by telecopy or by electronic email in .pdf format shall be effective as delivery of a manually executed counterpart hereof.

c.             This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.  Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

d.             This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its principles relating to choice and conflicts of law), but including section 5-1401 and 5-1402 of the New York General Obligations Law and any applicable laws of the United States of America.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

BANK OF AMERICA, N.A., in its capacity as ABL Agent

By:	/s/ ANDREW CERUSSI
Name:	Andrew Cerussi
Title:	Senior Vice President

Z INVESTMENT HOLDINGS, LLC, in its capacity as the Term Agent

By:	/s/ PETER MORROW
Name:	Peter Morrow
Title:	Manager

Signature Page to First Amendment to Intercreditor Agreement

ACKNOWLEDGMENT

Each ABL Obligor and Term Obligor hereby acknowledges that it has received a copy of this First Amendment and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent and the Term Agent, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this First Amendment. Each ABL Obligor and Term Obligor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this First Amendment and (i) as between the ABL Secured Parties and the ABL Obligors, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Secured Parties, the Term Obligors, the Term Documents remain in full force and effect as written and are in no way modified hereby.

ZALE DELAWARE, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE CORPORATION

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZGCO, LLC

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

Signature Page to First Amendment to Intercreditor Agreement

TXDC, L.P.

By:	ZALE DELAWARE, INC.
Its General Partner

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE PUERTO RICO, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE CANADA CO.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE CANADA DIAMOND SOURCING INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZAP, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

Signature Page to First Amendment to Intercreditor Agreement

ZALE CANADA HOLDING, LP.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZCSC, LLC

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE INTERNATIONAL, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE CANADA FINCO 2, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

FINCO HOLDING LP.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

FINCO PARTNERSHIP LP.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

Signature Page to First Amendment to Intercreditor Agreement

ZALE CANADA FINCO, LLC

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

ZALE CANADA FINCO 1, INC.

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO

Signature Page to First Amendment to Intercreditor Agreement